Exhibit 10.6

EXECUTION VERSION

FIRST LIEN GUARANTY AGREEMENT

This First Lien Guaranty Agreement (this “First Lien Guaranty”) is entered into as of November 3, 2010, by Fifth Third Processing Solutions, LLC, a Delaware limited liability company, FTPS Holding, LLC, a Delaware limited liability company (“Holdco”) and the other parties who have executed this First Lien Guaranty (the “Subsidiary Guarantors”; and along with Holdco and any other parties who execute and deliver to the Administrative Agent (as hereinafter identified and defined) an agreement in the form attached hereto as Exhibit A, being herein referred to collectively as the “Guarantors” and individually as a “Guarantor”).

PRELIMINARY STATEMENTS

A.        Fifth Third Processing Solutions, LLC, a Delaware limited liability company (the “Borrower”), Goldman Sachs Lending Partners LLC (“GS Lending Partners”), as Administrative Agent (GS Lending Partners in such capacity being referred to herein as the “Administrative Agent”), and the other banks and financial institutions party thereto are parties to a First Lien Loan Agreement dated as of November 3, 2010 (as amended, restated, amended and restated or otherwise modified, the “First Lien Loan Agreement”) pursuant to which GS Lending Partners, Fifth Third Bank as L/C Issuer (“L/C Issuer”) and other banks and financial institutions from time to time party to the First Lien Loan Agreement have provided financial accommodations to the Borrower (GS Lending Partners, in its individual capacity and such other banks, financial institutions and lenders being hereinafter referred to collectively as the “Lenders” and individually as a “Lender”).

B.         The Borrower and one or more of the Guarantors may from time to time be liable to the Lenders and/or their Affiliates with respect to Hedging Liability and/or Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations as such terms are defined in the First Lien Loan Agreement (the Administrative Agent and the Lenders, together with any Affiliates of the Lenders with respect to the Hedging Liability and Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations, as such terms are defined in the First Lien Loan Agreement, being hereinafter referred to collectively as the “Guaranteed Creditors” and individually as a “Guaranteed Creditor”).

C.         The obligations of the Lenders and the L/C Issuer to extend such credit are conditioned upon, among other things, the execution and delivery of this First Lien Guaranty.

D.         The Borrower is a direct subsidiary of Holdco, and the Subsidiary Guarantors are direct or indirect Subsidiaries of the Borrower; and the Borrower provides each of the Guarantors with financial, management, administrative, and/or technical support which enables the Guarantors to conduct their businesses in an orderly and efficient manner in the ordinary course.

E.         Each Guarantor will benefit, directly or indirectly, from credit and other financial accommodations extended by the Guaranteed Creditors to the Borrower.

NOW, THEREFORE, for good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:

1.          All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the First Lien Loan Agreement.

2.          Each Guarantor hereby jointly and severally guarantees to the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, the due and punctual payment when due (subject to any applicable grace periods provided for in the First Lien Loan Agreement) of (a) any and all indebtedness, obligations, and liabilities of the Borrower to the Guaranteed Creditors, and to any of them individually, under or in connection with or evidenced by the First Lien Loan Agreement or any other Loan Documents, including, without limitation, all obligations evidenced by the Notes (if any) of the Borrower heretofore or hereafter issued under the First Lien Loan Agreement, all Reimbursement Obligations of the Borrower and all other obligations of the Borrower under all Applications for Letters of Credit, all obligations of the Borrower and the Guarantors, and of any of them individually, with respect to any Hedging Liability, and all obligations of the Borrower and the Guarantors, and of any of them individually, with respect to any Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy and including all interest accrued after the petition date), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired and (b) any and all reasonable and documented out-of-pocket expenses and charges, including, without limitation, all reasonable attorney’s fees and other expenses of litigation or preparation therefor (but under no circumstances shall the Guarantors be obligated to pay for more than one firm of outside counsel, and no Guarantor shall be obligated to pay for any in-house counsel except, if reasonably necessary, one local counsel and one regulatory counsel in any relevant material jurisdiction, to the Administrative Agent, or the Administrative Agent and the Guaranteed Creditors, taken as a whole, as the case may be, and, solely in the case of a conflict of interest, one additional counsel to the affected persons similarly situated, taken as a whole), suffered or incurred by the Guaranteed Creditors, and any of them individually, in collecting or enforcing any of such indebtedness, obligations, and liabilities or in realizing on or protecting or preserving any security or guarantees therefore, including, without limitation, this First Lien Guaranty.  The indebtedness, obligations and liabilities described in the immediately preceding clauses (a) and (b) are hereinafter referred to as the “indebtedness hereby guaranteed”.  In case of failure by the Borrower or the Guarantors punctually to pay any indebtedness hereby guaranteed, each Guarantor hereby jointly and severally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Borrower or other Guarantors.  All payments hereunder by any Guarantor shall be made in immediately available funds in Dollars without setoff, counterclaim or other defense or withholding or deduction of any nature.  Notwithstanding anything in this First Lien Guaranty to the contrary, the right of recovery against a Guarantor under this First Lien Guaranty shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this First Lien Guaranty void or voidable under applicable law, including fraudulent conveyance law.

3.          Each Guarantor agrees that, upon demand, such Guarantor will then pay to the Administrative Agent for the benefit of the Guaranteed Creditors the full amount of the indebtedness hereby guaranteed that is then due (subject to the limitation on the right of recovery from such Guarantor pursuant to the last sentence of Section 2 above) whether or not any one or more of the other Guarantors shall then or thereafter pay any amount whatsoever in respect to their obligations hereunder.

4.          Each Guarantor agrees that such Guarantor will not exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to such Guarantor against the Borrower or any other Guarantor liable for payment of the indebtedness hereby guaranteed, or as to any security therefor, unless and until the full amount (other than contingent obligations) owing to the Guaranteed Creditors of the indebtedness hereby guaranteed has been fully paid and satisfied and the commitments of the Guaranteed Creditors to extend credit to the Borrower or any one of them under the First Lien Loan Agreement shall have expired or terminated.  The payment by any Guarantor of any amount or amounts to the Guaranteed Creditors pursuant hereto shall not in any way entitle any such Guarantor, either at law, in equity or otherwise, to any right, title or interest (whether by way of subrogation or otherwise) in and to the indebtedness hereby guaranteed or any part thereof or any collateral security therefor or any other rights or remedies in any way relating thereto or in and to any amounts theretofor, then or thereafter paid or applicable to the payment thereof howsoever such payment may be made and from whatsoever source such payment may be derived unless and until the full amount (other than contingent obligations) owing to the Guaranteed Creditors of the indebtedness hereby guaranteed has been fully paid and satisfied and the commitments of the Guaranteed Creditors to extend credit to the Borrower or any one of them under the First Lien Loan Agreement shall have expired or terminated, and unless and until such payment in full and termination, any payments made by any Guarantor hereunder and any other payments from whatsoever source derived on account of or applicable to the indebtedness hereby guaranteed or any part thereof shall be held and taken to be merely payments in gross to the Guaranteed Creditors reducing pro tanto the indebtedness hereby guaranteed.

5.          Subject to the terms and conditions of the First Lien Loan Agreement, including, without limitation, Section 10.10 thereof, each Guaranteed Creditor may, without any notice whatsoever to any of the Guarantors, sell, assign, or transfer all of the indebtedness hereby guaranteed, or any part thereof, or grant participations therein, and in that event each and every immediate and successive assignee, transferee, or holder of or participant in all or any part of the indebtedness hereby guaranteed, shall have the right through the Administrative Agent pursuant to Section 17 hereof to enforce this First Lien Guaranty, by suit or otherwise, for the benefit of such assignee, transferee, holder or participant, as fully as if such assignee, transferee, or holder or participant were herein by name specifically given such rights, powers and benefits; but each Guaranteed Creditor through the Administrative Agent pursuant to Section 17 hereof shall have an unimpaired right to enforce this First Lien Guaranty for its own benefit or any such participant, as to so much of the indebtedness hereby guaranteed that it has not sold, assigned or transferred.

6.          This First Lien Guaranty is a continuing, absolute and unconditional First Lien Guaranty, and shall remain in full force and effect until all of the indebtedness hereby guaranteed shall be fully paid and satisfied and the commitments of the Guaranteed Creditors to extend credit to the Borrower or any one of them under the First Lien Loan Agreement shall have expired or terminated.  The Guaranteed Creditors may at any time or from time to time release any Guarantor from its obligations hereunder or effect any compromise with any Guarantor and no such release or compromise shall in any manner impair or otherwise affect the obligations hereunder of the other Guarantors.  No release, compromise, or discharge of any one or more of the Guarantors shall release, compromise or discharge the obligations of the other Guarantors hereunder.

7.          In case of the dissolution, liquidation or insolvency (howsoever evidenced) of, or the institution of bankruptcy or receivership proceedings against the Borrower or any Guarantor, in each case, that would permit or cause the acceleration of the indebtedness under the First Lien Loan Agreement, all of the indebtedness hereby guaranteed which is then existing may be declared by the Administrative Agent immediately due or accrued and payable from the Guarantors.  All payments received from the Borrower or on account of the indebtedness hereby guaranteed from whatsoever source, shall be taken and applied as payment in gross, and this First Lien Guaranty shall apply to and secure any ultimate balance that shall remain owing to the Guaranteed Creditors.

8.          The liability hereunder shall in no way be affected or impaired by (and the Guaranteed Creditors are hereby expressly authorized to make from time to time, without notice to any of the Guarantors), any sale, pledge, surrender, compromise, settlement, release, renewal, extension, impairment, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the indebtedness hereby guaranteed, either express or implied, or of any Loan Document or any other contract or contracts evidencing any thereof, or of any security or collateral therefor or any guaranty thereof.  The liability hereunder shall in no way be affected or impaired by any acceptance by the Guaranteed Creditors of any security for or other guarantors upon any of the indebtedness hereby guaranteed, or by any failure, neglect or omission on the part of the Guaranteed Creditors to realize upon or protect any of the indebtedness hereby guaranteed, or any collateral or security therefor (including, without limitation, impairment of collateral and failure to perfect security interests in any collateral), or to exercise any lien upon or right of appropriation of any moneys, credits or property of the Borrower or any Guarantor, possessed by any of the Guaranteed Creditors, toward the liquidation of the indebtedness hereby guaranteed, or by any application of payments or credits thereon.  The Guaranteed Creditors shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on said indebtedness hereby guaranteed, or any part of same.  In order to hold any Guarantor liable hereunder, there shall be no obligation on the part of the Guaranteed Creditors, at any time, to resort for payment to the Borrower or to any other Guarantor, or to any other person, its property or estate, or resort to any collateral, security, property, liens or other rights or remedies whatsoever, and the Guaranteed Creditors shall have the right to enforce this First Lien Guaranty against any Guarantor irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing are pending.

9.          In the event the Guaranteed Creditors shall at any time in their discretion permit a substitution of Guarantors hereunder or a party shall wish to become Guarantor hereunder, such substituted or additional Guarantor shall, upon executing an agreement in the form attached hereto as Exhibit A, become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Guarantor had originally executed this First Lien Guaranty and in the case of a substitution, in lieu of the Guarantor being replaced.  No such substitution shall be effective absent the written consent delivered in accordance with the terms of the First Lien Loan Agreement, nor shall it in any manner affect the obligations of the other Guarantors hereunder.

10.        All diligence in collection or protection, and all presentment, demand, protest and/or notice, as to any and everyone, whether or not the Borrower or the Guarantors or others, of dishonor and of default and of non-payment and with respect to the creation and existence of any and all of said indebtedness hereby guaranteed, and of any security and collateral therefor, and of the acceptance of this First Lien Guaranty, and of any and all extensions of credit and indulgence hereunder, are expressly waived to the extent permitted by applicable law.

11.        To the extent permitted by law, the Guarantors waive any and all defenses, claims and discharges of the Borrower, or any other obligor or guarantor, pertaining to the indebtedness hereby guaranteed, except the defense of discharge by payment in full.  To the extent permitted by law, without limiting the generality of the foregoing, the Guarantors will not assert, plead or enforce against the Guaranteed Creditors any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statue of frauds, anti-deficiency statute, incapacity, minority, usury, illegality or unenforceability which may be available to the Borrower or any other person liable in respect of any of the indebtedness hereby guaranteed, or any set-off available against the Guaranteed Creditors to the Borrower or any such other person, whether or not on account of a related transaction.  Subject to the last sentence of Section 2 above, the Guarantors agree that the Guarantors shall be and remain jointly and severally liable for any deficiency remaining after foreclosure or other realization on any lien or security interest securing the indebtedness hereby guaranteed, whether or not the liability of the Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

12.        If any payment applied by the Guaranteed Creditors to the indebtedness hereby guaranteed is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the indebtedness hereby guaranteed to which such payment was applied shall for the purposes of this First Lien Guaranty be deemed to have continued in existence, notwithstanding such application, and this First Lien Guaranty shall be enforceable as to such of the indebtedness hereby guaranteed as fully as if such application had never been made.

13.        Each Guarantor represents and warrants to the Guaranteed Creditors that as of the date hereof:

(a)        (i) Such Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority to own its property and to transact the business in which it is engaged and proposes to engage, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and (iii) is duly qualified and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except, in each case, where the same could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)        Such Guarantor has full power and authority to enter into this First Lien Guaranty, to guarantee the indebtedness hereby guaranteed and to perform all of its obligations under this First Lien Guaranty.

(c)        The First Lien Guaranty has been duly authorized, executed, and delivered by such Guarantor and constitutes a valid and binding obligation of such Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

(d)        This First Lien Guaranty does not, nor does the performance or observance by such Guarantor of any of the matters and things herein provided for, (i) violate any provision of law or any judgment, injunction, order or decree binding upon such Guarantor, (ii) contravene or constitute a default under any provision of the organizational documents (e.g., charter, articles of incorporation or by-laws, articles of association or operating agreement, partnership agreement or other similar document) of such Guarantor, (iii) contravene or constitute a default under any covenant, indenture or agreement of or affecting such Guarantor or any of its Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (iv) result in the creation or imposition of any Lien on any Property of such Guarantor other than the Liens granted to the Administrative Agent pursuant to any Loan Document and Permitted Liens, except with respect to clauses (i), (iii) and (iv), to the extent, individually or in the aggregate, that such violation, contravention, breach, conflict, default or creation or imposition of any Lien could not reasonably be expected to result in a Material Adverse Effect.

(e)        From and after the date of execution of this Agreement or any agreement in the form attached hereto as Exhibit A by any Guarantor and continuing so long as any of the indebtedness hereby guaranteed remains outstanding or until such Guarantor is earlier released from its obligations hereunder in accordance with Section 6 hereof, such Guarantor agrees to comply with the terms and provisions of Section 6 of the First Lien Loan Agreement, insofar as such provisions apply to such Guarantor, as if said Section was set forth herein in full.

14.        The liability of the Guarantors under this First Lien Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantors after the date hereof to the Guaranteed Creditors as a Guarantor of the indebtedness hereby guaranteed, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

15.        Any provision of this First Lien Guaranty which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  All rights, remedies and powers provided in this First Lien Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this First Lien Guaranty are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this First Lien Guaranty invalid or unenforceable.

16.        Any demand for payment on this First Lien Guaranty or any other notice required or desired to be given hereunder to any Guarantor shall comply with Section 10.8 of the First Lien Loan Agreement; provided that, the address information for each Guarantor shall be its address or facsimile number set forth on the appropriate signature page hereof, or such other address or facsimile number as such party may hereafter specify by notice to the Administrative Agent given by courier, United States certified or registered mail, by facsimile, by email transmission or by other telecommunication device capable of creating written record of such notice and its receipt.  Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid, (iii) if by email, when delivered (all such notices and communications sent by email shall be deemed delivered upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement)), or (iv) if given by any other means, when delivered at the addresses specified in this Section.

17.        No Guaranteed Creditor (other than the Administrative Agent) shall have the right to institute any suit, action or proceeding in equity or at law in connection with this First Lien Guaranty for the enforcement of any remedy under or upon this First Lien Guaranty; it being understood and intended that no one or more of the Guaranteed Creditors (other than the Administrative Agent) shall have any right in any manner whatsoever to enforce any right hereunder, and that all proceedings at law or in equity shall be instituted, had and maintained by the Administrative Agent in the manner herein provided and for the benefit of the Guaranteed Creditors.

18.        THIS FIRST LIEN GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW.  This First Lien Guaranty may only be waived or modified in writing in accordance with the requirements of Section 10.11 of the First Lien Loan Agreement.  This First Lien Guaranty and every part thereof shall be effective as to each Guarantor upon its execution and delivery by such Guarantor to the Administrative Agent, without further act, condition or acceptance by the Guaranteed Creditors, shall be binding upon such Guarantors and upon the legal representatives, successors and assigns of the Guarantors, and shall inure to the benefit of the Guaranteed Creditors, their successors, legal representatives and assigns.  The Guarantors waive notice of the Guaranteed Creditors’ acceptance hereof.  This First Lien Guaranty may be executed in counterparts and by different parties hereto on separate counterparts, each of which shall be an original, but all together one and the same instrument.  Delivery of executed counterparts of this First Lien Guaranty by telecopy or by e-mail of an Adobe portable document format file (also known as a “PDF” file) shall be effective as originals.

19.        Each Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City in the borough of Manhattan for purposes of all legal proceedings arising out of or relating to this First Lien Guaranty or the transactions contemplated hereby.  Each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum.  EACH OF THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE GUARANTEED CREDITORS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST LIEN GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the Guarantors have caused this First Lien Guaranty Agreement to be executed and delivered as of the date first above written.

“GUARANTORS”

FTPS HOLDING, LLC
NPC GROUP, INC.
NATIONAL PROCESSING COMPANY GROUP, INC.
NATIONAL PROCESSING MANAGEMENT COMPANY
CARD MANAGEMENT COMPANY, LLC
NATIONAL PROCESSING COMPANY
BEST PAYMENT SOLUTIONS, INC.

By	/s/ Mark Heimbouch
Name:	Mark Heimbouch
Title:	Chief Financial Officer

Address:

38 Fountain Square Plaza, 11th Floor
Cincinnati, Ohio 45263
Attention: Mark Heimbouch
Telephone:	(513) 534-2037
Facsimile:	(513) 534-0318
Email:	Mark.Heimbouch@53.com

[Signature Page to First Lien Guaranty Agreement]

Accepted and agreed as of the date first above written.

FIFTH THIRD PROCESSING SOLUTIONS, LLC, as the Borrower

By	/s/ Mark Heimbouch
	Name:	Mark Heimbouch
	Title:	Executive Officer and
Chief Financial Officer

Address:
38 Fountain Square Plaza, 11th Floor
Cincinnati, Ohio 45263
Attention Mark Heimbouch
Telephone: (513) 534-2037
Facsimile: (513) 534-0318
Email: Mark.Heimbouch@53.com

[Signature Page to First Lien Guaranty Agreement]

Accepted and agreed as of the date first above written.

GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent for the Guaranteed Creditors

By	/s/ Anna Ostrovsky
Name:	Anna Ostrovsky
Title:	Authorized Signatory

Address:

c/o Goldman, Sachs & Co.
30 Hudson Street, 26th Floor
Jersey City, NH 07302
Attention:	SBD Operations
Telecopy:	(646) 769-7700
Email:	gsd.link@gs.com and
ficc-sbdagency-nydallas@ny.email.gs.com

[Signature Page to First Lien Guaranty Agreement]

EXHIBIT A
TO
 FIRST LIEN GUARANTY AGREEMENT

ASSUMPTION AND SUPPLEMENT TO FIRST LIEN GUARANTY AGREEMENT

This Assumption and Supplement to First Lien Guaranty Agreement (the “Agreement”) is dated as of this            day of                         ,           , made by [Insert name of new guarantor], a                        (the “New Guarantor”);

WITNESSETH THAT:

WHEREAS, certain affiliates of Fifth Third Processing Solutions, LLC, a Delaware limited liability company (the “Borrower”), have executed and delivered to the Administrative Agent for the Guaranteed Creditors that certain First Lien Guaranty Agreement dated as of November 3, 2010 (such First Lien Guaranty Agreement, as the same may from time to time be amended, restated, amended and restated or otherwise modified, including supplements thereto which add or substitute parties as Guarantors thereunder, being hereinafter referred to as the “First Lien Guaranty”) pursuant to which such affiliates (the “Existing Guarantors”) have guaranteed to the Guaranteed Creditors, the full and prompt payment of, among other things, any and all indebtedness, obligations and liabilities of the Borrower arising under or relating to the First Lien Loan Agreement as defined therein; and

WHEREAS, the New Guarantor will directly and substantially benefit from credit and other financial accommodations extended and to be extended by the Guaranteed Creditors to the Borrower;

NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrower by the Guaranteed Creditors from time to time, the New Guarantor hereby agrees as follows:

1.        The New Guarantor acknowledges and agrees that it shall become a “Guarantor” party to the First Lien Guaranty effective upon the date of the New Guarantor’s execution of this Agreement and the delivery of this Agreement to the Administrative Agent on behalf of the Guaranteed Creditors, and that upon such execution and delivery, all references in the First Lien Guaranty to the terms “Guarantor” or “Guarantors” shall be deemed to include the New Guarantor.

2.        The New Guarantor hereby assumes and becomes liable (jointly and severally with all the other Guarantors) for the indebtedness hereby guaranteed (as defined in the First Lien Guaranty) and agrees to pay and otherwise perform all of the obligations of a Guarantor under the First Lien Guaranty according to, and otherwise on and subject to, the terms and conditions of the First Lien Guaranty to the same extent and with the same force and effect as if the New Guarantor had originally been one of the Existing Guarantors under the First Lien Guaranty and had originally executed the same as such an Existing Guarantor.

3.        The New Guarantor acknowledges and agrees that, as of the date hereof, the New Guarantor makes each and every representation and warranty that is set forth in Section 13 of the First Lien Guaranty.

4.        All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the First Lien Guaranty, except that any reference to the term “Guarantor” or “Guarantors” and any provision of the First Lien Guaranty providing meaning to such term shall be deemed a reference to the Existing Guarantors and the New Guarantor.  Except as specifically modified hereby, all of the terms and conditions of the First Lien Guaranty shall stand and remain unchanged and in full force and effect.

5.        The New Guarantor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Administrative Agent or the Guaranteed Creditors may reasonably deem necessary or proper to carry out more effectively the purposes of this Agreement.

6.        No reference to this Agreement need be made in the First Lien Guaranty or in any other document or instrument making reference to the First Lien Guaranty, any reference to the First Lien Guaranty in any of such to be deemed a reference to the First Lien Guaranty as modified hereby.

7.        THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW, IN WHICH STATE IT SHALL BE PERFORMED BY THE NEW GUARANTOR.

[NEW GUARANTOR]

By
Name
Title

Address:

Attention:
Telephone:	( )
Facsimile:	( )
Email:

Acknowledged and agreed as of the date first above written.

GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent for the Guaranteed Creditors

By
Name
Title